 Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy Granted Extension by NYSE American for Compliance with Continued Listing Requirements

SAN ANTONIO, TX / ACCESSWIRE / July 18, 2018 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in San Antonio, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced that, by letter dated July 17, 2018, the NYSE Regulation (the “NYSE”) granted the Company an extension for compliance with its listing requirements through December 15, 2018, subject to compliance with initiatives outlined in the Company’s compliance plan.

As previously reported, we received notice from the NYSE American (the “Exchange”) that the Company was not in compliance with Sections 1003(a)(i) through (iii) of the NYSE American Company Guide (the “Guide”). In order to maintain our listing on the Exchange, the Exchange had requested that the Company submit a plan of compliance addressing how the Company intended to regain compliance with Sections 1003(a)(i) through (iii) of the Guide by August 3, 2018. The plan was submitted timely and the Exchange previously granted the Company until August 3, 2018 to regain compliance with the continued listing standards of the Guide.

The Company will be subject to periodic review by the Exchange during the extended plan period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards of the Guide by the end of the extended plan period could result in the Company being delisted from the Exchange. If the Company's common stock was ultimately delisted from the exchange, it would be expected to trade on the OTCQB market.

This public announcement is disclosing that the Company is not in compliance with NYSE American’s continued listing standards and that the Company’s listing has been continued pursuant to an extension, with a targeted completion date of December 15, 2018.

The Company is in the process of moving forward with the initiatives contained in the plan.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the Texas Panhandle. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including ''will,'' ''may,'' ''expects,'' ''projects,'' ''anticipates,'' ''plans,'' ''believes,'' ''estimate,'' ''should,'' and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $11 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released July 18, 2018